Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Wells
Fargo Income Opportunities Fund:

In planning and performing our audits of the financial statements of the Wells Fargo
Income Opportunity Fund (the Fund), as of and for the year ended April 30, 2018, in accordance with the standards of the Public Company
Accounting Oversight Board
(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).
A funds internal control over financial
reporting includes those policies
and procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance
that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and
(3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists
when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there
is a reasonable possibility that a
material misstatement of the
Funds annual or interim financial
statements will not be prevented
or detected on a timely basis.

Our consideration of the Funds internal
control over financial
reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However,
we noted no deficiencies in the Funds
internal control over financial
reporting and their operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of April 30, 2018.

This report is intended solely for the
information and use of
management and the Board of Trustees of
Wells Fargo Income
Opportunities Fund and the Securities
and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.



/s/KPMG




Boston, Massachusetts
June 25, 2018